UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2012

ALLIED NEVADA GOLD CORP.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-33119	20-5597115
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9790 Gateway Drive, Suite 200 Reno, Nevada		89521
(Address of principal executive offices)		(Zip Code)

(775) 358-4455

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 11, 2012, Allied Nevada Gold Corp. (the “Company”) entered into the First Amendment to Credit Agreement (the “Amendment”) dated as of the same date among the Company, The Bank of Nova Scotia, as administrative agent (“Agent”), and such lenders as set forth therein (“Lenders”), providing for certain amendments to its Credit Agreement with the Agent and the Lenders dated as of May 17, 2011 (the “Credit Agreement”).

The Amendment was entered into, among other items, to permit the Company to issue up to $400,000,000 of unsecured senior High Yield Indebtedness (as defined in the Amendment). A subsequent waiver from Agent was obtained to allow the Company to issue up to $400.4 million of unsecured senior High Yield Indebtedness to take into account currency conversion issues. The Amendment also permits the Company to make distributions for the purpose of regularly scheduled interest payments, include debt representing the High Yield Indebtedness in the leverage ratio, reduce the interest coverage ratio, and remove the requirement that the Company maintain minimum aggregate deposits with the Lenders.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

The Company is furnishing certain additional information regarding the Company under this Item 7.01. This information is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this section (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On May 16, 2012, the Company issued a press release announcing its intent to offer approximately $400,000,000 of unsecured senior notes in a private offering. A copy of the press release is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

*        *        *

This Current Report on Form 8-K, including the exhibits, shall not constitute an offer to sell or the solicitation of an offer to buy the notes, nor shall there be any offer or sale of the notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibits

10.1	First Amendment to Credit Agreement, dated May 11, 2012, among Allied Nevada Gold Corp., The Bank of Nova Scotia, as administrative agent, and such other parties as set forth therein, which amends that certain Credit Agreement among the same parties dated as of May 17, 2011.

99.1	Select Additional Information.

99.2	Press release of Allied Nevada Gold Corp., dated May 16, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2012	Allied Nevada Gold Corp.

	By:	/s/ Scott Caldwell
Scott Caldwell
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibits

10.1	First Amendment to Credit Agreement, dated May 11, 2012, among Allied Nevada Gold Corp., The Bank of Nova Scotia, as administrative agent, and such other parties as set forth therein, which amends that certain Credit Agreement among the same parties dated as of May 17, 2011.

99.1	Select Additional Information.

99.2	Press release of Allied Nevada Gold Corp., dated May 16, 2012.